                                                                    EXHIBIT 10.1

                              SEPARATION AGREEMENT

     This Separation Agreement (the "Agreement") is between you, Frederick A. Smith, on behalf of yourself, your spouse, your family, and anyone acting for you including attorneys, agents, representatives, heirs, executors, and assigns ("you"), and Leapnet, Inc., and its subsidiaries and affiliates, its predecessors, successors, assignees, agents, employees, officers, and directors (collectively, "Leapnet"). This Agreement is entered into as of the date you sign it on the last page directly below your signature (the "Effective Date"). In this Agreement, all references to "we" mean you and Leapnet.

     1.  Separation from Employment, Board Membership and Chairmanship.  You
         -------------------------------------------------------------
hereby elect to resign from Leapnet employment, membership on Leapnet, Inc.'s Board of Directors, and your position as Chairman of the Board in accordance with Section 2(b) of the Employment Agreement, dated March 12, 1999, between you and The Leap Group, Inc. (now known as Leapnet, Inc.) (the "Employment Agreement"). Leapnet waives its right to receive 270 days' prior written notice of your resignation under the Employment Agreement, and you agree that your termination date will be the Effective Date.

     You also hereby elect to terminate, as of the Effective Date, your membership on any Board committee and your membership on the boards of directors, and committees thereof, of all affiliates and subsidiaries of Leapnet upon which you currently serve. As of the Effective Date, you also hereby elect to resign from all offices you hold with affiliates and subsidiaries of Leapnet.

     We have agreed on a joint public announcement of your resignation. Because the announcement sets forth our understandings in connection with your separation, we hereby agree that, except as required by law or regulation or in connection with your future employment process, no further announcements or disclosures are warranted. However, before either of us makes any disclosure about your separation, that party agrees to notify the other party, and the notice will include a detailed summary of the proposed disclosure. We further agree that the termination of our employment relationship is as a result of a joint amicable decision and does not merit any disparaging remarks or comments by either of us, and such remarks or comments will be deemed a breach of this Agreement. Notwithstanding the foregoing, you acknowledge that the Company intends to file an 8-K to which this Agreement will be attached.

     2.  Separation Payment and Benefits.  In consideration for the promises
         -------------------------------
contained in this Agreement, you are entitled to receive the following on account of your separation:

     A.  Separation Payment.  Leapnet, Inc. will pay you $550,000, less all
         ------------------
applicable federal, state, and local payroll deductions (the "Separation Payment"), in a lump sum on the day following the Revocation Period set forth in Paragraph 4.

     B.  Company-paid Health Care Benefits. Leapnet, Inc. will provide you and
         ---------------------------------
your eligible dependents with Company-paid health care benefits through December 31, 2001, subject to the continued payment of your share of the monthly premium, and thereafter you may be entitled to purchase additional months of continuation coverage at your sole cost under the Consolidated Omnibus Budget Reconciliation Act of 1985 (the federal law known as "COBRA") for the maximum period permitted by law. You will be deemed to have elected to exercise your rights under COBRA as of the first day following the Effective Date.

     C.  Company-paid Life Insurance Premiums.  Leapnet, Inc. will continue to
         ------------------------------------
pay the premiums on your two current Company-provided life insurance policies through December 31, 2001.

     Leapnet, Inc. will pay you: (1) your current salary through December 31, 2000, in accordance with the Company's normal payroll practices; (2) all accrued but unused vacation time through the Effective Date, which amount will be paid as soon as practicable after the Effective Date; and (3) all reimbursements due to you for approved business expenses incurred before the Effective Date, which amount will be paid in accordance with Leapnet's customary business expense reimbursement policies and procedures. You will also be entitled to receive all vested benefits payable in accordance with Leapnet's benefit plans and programs.

     3.  Covenant Not to Sue/Release and Waiver.  In exchange for the Separation
         --------------------------------------
Payment, Company-paid health care benefits and Company-paid life insurance premiums described in Paragraph 2, you, on behalf of yourself and your heirs, legatees, personal representatives and assigns, hereby waive, release, discharge and covenant not to bring any actions, claims, charges, liabilities, obligations, fees, or suits of any kind against Leapnet (including shareholders, employee benefit plans, trustees, fiduciaries and agents), which you have, have had or may have through the date of this Agreement, whether known or unknown, by reason of any matter, cause or thing, including but not limited to all claims arising out of or relating in any way to your employment with Leapnet, membership on the Board of Directors of Leapnet, Inc., or your position as Chairman of the Board, or your separation from such employment, board membership or chairmanship, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S)(S) 2000e et seq.; the Age Discrimination in Employment Act of 1967, 29 U.S.C. (S)(S) 621 et seq.; the Fair Labor Standards Act, 29 U.S.C. (S)(S) 201 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. (S)(S) 12101 et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. (S)(S) 2601 et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C. (S)(S) 1001 et seq.; and any other federal, state, county or local statute, ordinance, regulation or order, and all claims under the common law in tort, contract or otherwise. This release expressly includes all claims that could have been raised in state or federal court or with a municipal, county, state or federal agency or entity of any kind or jurisdiction. This release also includes all claims for attorneys' fees and any other remedy that could have been sought in connection with any of the released claims.

     Excluded from this release are any claims that cannot be waived by law, including but not limited to the right to file a charge with, or participate in an investigation conducted by, certain government agencies. You are waiving, however, your right to any monetary recovery should any agency (including, but not limited to, the Equal Employment Opportunity Commission) pursue any claims on your behalf.

     4.  Opportunity to Employ Counsel.  Among the claims being released by you
         -----------------------------
in Paragraph 3 are claims under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), 29 U.S.C. (S) 621 et seq. Pursuant to and in compliance with the Older Workers Benefit Protection Act ("OWBPA"), 29 U.S.C.
(S) 626(f)(1)(H), you acknowledge that: you have had sufficient opportunity to secure the services of a privately-retained attorney of your free choice, who is an experienced lawyer familiar with the rights you waive herein; that you understand the terms, obligations and rights you are releasing under this Agreement; that you have had sufficient time to consider this Agreement before signing it; that you know and understand the rights you are waiving and the terms and consequences of your signature on this

Agreement; that you sign this Agreement knowingly, voluntarily, in good faith, with a genuine intent to waive the rights identified herein; and that you have not been subjected to any duress, coercion, fraud, overreaching, exploitation or pressure to sign it. In addition, you acknowledge that you have had 21 days within which to consult with an attorney prior to executing this Agreement, that you have been given 7 days following your execution of the Agreement (the "Revocation Period") to revoke this Agreement, and that this Agreement will not become final until the Revocation Period has expired. Lastly, you acknowledge that you are not otherwise entitled to the Separation Payment, Company-paid health care benefits or Company-paid life insurance premiums described in Paragraph 2.

     You may revoke the Agreement during the Revocation Period only by delivering a written notice of revocation to: Rob Figliulo, Vice Chairman and Chief Executive Officer, Leapnet, Inc., 2015 Spring Road, Suite 750, Oak Brook, Illinois, 60523. Such notice must be received by Leapnet within the Revocation Period.

     5.  Restrictive Covenants.  You acknowledge and agree that the restrictive
         ---------------------
covenants set forth in Paragraph 9 of your Employment Agreement survive your separation from employment and service with Leapnet, and the Effective Date of this Agreement, and that such restrictive covenants will remain in full force and effect in accordance with the Employment Agreement, other than as provided in this Paragraph 5. You acknowledge and agree that it is essential to the protection of Leapnet's goodwill and the maintenance of Leapnet's competitive position that certain restrictive covenants in Paragraph 9 of your Employment Agreement be expanded to take into consideration the fact that the scope of Leapnet's business broadened after its recent acquisition of SPR, Inc. Therefore, you agree as follows:

     A.  Expanded Definition of "Confidential Information".  The definition of
         -------------------------------------------------
"Confidential Information" set forth in Paragraph 9(a) of the Employment Agreement is hereby expanded to include, but not be limited to: marketing and financial plans and strategies, market surveys and analyses; employer and customer technical information; financial statements, personnel records and payroll data; private and confidential discussions, including discussions of the boards of directors; plans and strategies for new services and product development; contracts with customers, suppliers and others; business opportunities, capital financing; litigation; lists of customers and potential customers; promotional materials, internal operating reports; employee and potential employee names and addresses; account projections; customer strategy information; marketing information and employment manuals; billing reports and pricing information; management methods and systems; client correspondence; resumes of existing and potential employees; customer bids and proposals; client systems documentation; and other confidential and sensitive information. You acknowledge and agree that any use or disclosure of Confidential Information would cause Leapnet irreparable harm, and that you must protect Leapnet's Confidential Information indefinitely.

     B.  Expanded Non-Competition Promise.  In addition to the promises
         --------------------------------
contained in Paragraph 9(c) of your Employment Agreement, you hereby agree that for a period of 12 months after the Effective Date, you will not, directly or indirectly, engage in the business of, or own or control an interest in (except as a passive investor owning less than 5% of the equity securities of any company listed on a national securities exchange or traded over the counter), or act as director, officer or employee of, or consultant to, any individual, partnership, joint venture, corporation or other business entity directly or indirectly engaged in Leapnet Business. For purposes of this paragraph, "Leapnet Business" means a service business engaged in any of the following: (i) the development, renovation, implementation or maintenance of Web sites, e-business architecture or computer programs; (ii) the development of Internet-based business solutions or creation of storage, interactive brand advertising or marketing; or (iii) the provision of e-business consulting services or systems integration.

     C.  Expanded Non-Solicitation Promise.  In addition to the promises
         ---------------------------------
contained in Paragraph 9(d) of your Employment Agreement, you hereby agree that for a period of 12 months after the Effective Date, you will not hire, cause to be hired, solicit, or endeavor to entice away or divert from Leapnet any officer, agent, consultant, independent contractor or supplier of Leapnet to discontinue such affiliation with Leapnet or to refrain from entering into new business relationships with Leapnet. Notwithstanding the foregoing, if any officer, employee, agent, consultant, independent contractor or supplier of Leapnet is contacted by, or receives a general communication or solicitation directed to the general public from, an entity with which you have become employed or otherwise affiliated, the parties hereto agree that such contact or communication will not violate this provision unless you directly or indirectly initiated it. Leapnet's clients are third-party beneficiaries of this covenant and shall have standing to enforce the terms of this paragraph, and to seek and obtain whatever equitable or legal remedies are necessary to make them whole, including but not limited to all remedies provided to Leapnet under the Employment Agreement or this Agreement. This covenant applies to the 25 clients that paid the most money to Leapnet for products or services during the 12-month period of time prior to the Effective Date, and 10 prospective clients with which Leapnet actively pursued sales of products or services during the 12-month period prior to the Effective Date. The 25 clients and the top 10 prospective clients will be identified by Leapnet within 15 business days after the Effective Date.

     6.  Breach of Agreement.  In the event of an actual or threatened breach of
         -------------------
this Agreement, or of the Employment Agreement, you acknowledge and agree that Leapnet may seek to enforce the terms of this Agreement or the Employment Agreement in a court of law or equity and that the remedy at law or equity for any breach will be inadequate. Therefore, Leapnet will be entitled, in addition to any other remedy at law or equity, to injunctive relief.

     7.  Cooperation with Leapnet.  You agree to render assistance and
         ------------------------
cooperation to Leapnet at its request regarding any matter, dispute or controversy with which Leapnet may become involved and of which you have or may have reason to have knowledge, information or expertise. Such services will be rendered by you for the 12-month period following the Effective Date for reasonable compensation and subject to your reasonable availability.

     8.  No Admissions.  This Agreement results from a mutual decision and does
         -------------
not constitute an admission by you or Leapnet of any violation of any federal, state or local law, statute, ordinance or regulation, or of any contract (including your Employment Agreement), whether written or oral.

     9.  Amendment or Termination of Agreement.  This Agreement may be amended
         -------------------------------------
at any time by written agreement between you and Leapnet. This Agreement will remain in full force and effect until terminated upon our mutual consent in writing.

     10.  Entire Agreement/Severability.  This Agreement sets forth the entire
          -----------------------------
agreement between you and Leapnet with respect to the subject matter hereof and supercedes any and all other agreements (excluding paragraphs 9 and 10 of the Employment Agreement), either oral or written, between you and Leapnet with respect to the subject matter hereof. You and Leapnet agree that if any provision of this Agreement or application thereof is held to be invalid, the invalidity shall not affect other valid provisions or application of this Agreement, which will remain binding upon the parties. In the event that any covenant of this Agreement or the Employment Agreement is determined by a court of competent jurisdiction to be overly broad, thereby making the covenant unenforceable, you and Leapnet agree and desire that such court will substitute a judicially enforceable limitation in its place, and that as so modified the covenant will be binding upon you and Leapnet as if originally set forth herein.

     11.  No Waiver.  No failure or delay by Leapnet or you in enforcing or
          ---------
exercising any right or remedy hereunder will operate as a waiver hereof. No modification, amendment or waiver of this Agreement nor consent to any departure by you from any of the terms or conditions hereof, will be effective unless in writing and signed by an authorized officer of Leapnet, Inc. Any such waiver or consent will be effective only in the specific instance and for the purpose for which it was given.

     12.  Successors and Assigns.  All provisions of this Agreement will inure
          ----------------------
to the benefit of and be enforceable by your personal and legal representatives, executors, administrators and heirs, and the successors and assigns of Leapnet.

     13.  Governing Law.  This Agreement will be governed by, and construed,
          -------------
interpreted and enforced in accordance with the laws of the State of Illinois, exclusive of the conflicts of laws provisions.


     The parties to this Agreement have each signed this Agreement on the date below their respective signature lines.

FREDERICK A. SMITH:                  LEAPNET, INC.


/s/ Frederick A. Smith               By:  /s/ Robert M. Figliulo
------------------------                  ------------------------------
                                     Its: Vice Chairman and CEO

Date:      11-17    , 2000           Date:  November 17, 2000
       -------------                        ------------